Exhibit 99.1
NOT FOR IMMEDIATE RELEASE

Keenova Announces Unaudited Fourth Quarter 2025 Financial Results

Robust Fourth-Quarter Performance Driven by Strength in Acthar® Gel1 and XIAFLEX®2
Financial and Operational Performance Exceeded Expectations as Company Completed Transition into Branded Therapeutics Company
Hammer Toe Trial Meets Primary Safety Endpoint and Secondary, Exploratory Efficacy Endpoints
Provides 2026 Net Sales Guidance of $1.94 Billion to $2.00 Billion and Adjusted EBITDA Guidance of $730 Million to $760 Million
Conference Call and Webcast Today at 8:00 a.m. ET
Fourth Quarter 2025 Highlights3
•Acthar Gel net sales of $205.6 million
•XIAFLEX net sales of $156.5 million
•Net sales from continuing operations of $543.0 million
•Loss from continuing operations expected to be between $105.0 million and $115.0 million.
•Adjusted EBITDA from continuing operations expected to be between $210.0 million and $220.0 million

DUBLIN, March 31, 2026 – Keenova Therapeutics plc (“Keenova” or the “Company”) today announced unaudited financial results for the fourth quarter ended December 31, 2025.
“2025 was a transformational year for Keenova. We completed our evolution into a purpose-driven branded therapeutics company and delivered financial results above our expectations. We also began executing on our synergy plans and remain on track to meet our targets,” said Siggi Olafsson, President and Chief Executive Officer. “Our performance underscores the positive momentum in the business and our team’s disciplined execution. We have now delivered two consecutive years of double-digit growth in Acthar Gel, fueled by increasing patient demand and continued uptake of SelfJect™. XIAFLEX also performed well in the fourth quarter, and today we announced a significant milestone in our hammer toe clinical program.”
Mr. Olafsson added, “We have a strong foundation in place and meaningful value-creation opportunities ahead as we prepare to pursue a listing on the New York Stock Exchange in the second half of the year. Our team has embraced Keenova’s mission to help patients with rare or unaddressed conditions live happier and healthier lives, and I am proud of their dedication to positioning our Company for sustainable growth and long-term success.”
Impact on 2025 Financial Results Due to Completion of Mallinckrodt-Endo Merger and Subsequent Par Health Spin-Off
On July 31, 2025, the Company (formerly Mallinckrodt plc) completed its merger with Endo LP (formerly Endo, Inc.) (“Endo”) and recorded Endo’s assets and liabilities on its balance sheet at fair value. On November 10, 2025, the Company completed the separation of Par Health. Keenova is required to present Par Health’s assets and liabilities, results of operations, and cash flows as discontinued operations retroactively in its financial statements.
1 Repository corticotropin injection.
2 Collagenase clostridium histolyticum.
3 The unaudited financial results presented in this release reflect the continuing operations of Keenova Therapeutics plc. For an explanation of these measures and comparisons against prior periods, please see “Explanatory Notes and Non-GAAP Financial Measures” below.

Unaudited Fourth Quarter 2025 Financial Results
Net sales from continuing operations in the fourth quarter of 2025 were $543.0 million, an increase of $277.3 million over the same period in 2024, primarily driven by momentum in Acthar Gel and the inclusion of XIAFLEX:
•Acthar Gel net sales were $205.6 million, an increase of 48%, primarily driven by higher demand and continued momentum in SelfJect uptake due to commercial investments and strong execution that drove category awareness and expansion.
•XIAFLEX net sales were $156.5 million.
Loss from continuing operations is expected to be between $105.0 million and $115.0 million in the fourth quarter of 2025, compared to income from continuing operations of $566.4 million in the prior year period. This change reflects costs and benefits associated with transactions that occurred in 2025 and 2024, including:

•In the fourth quarter of 2024, the Company recognized a non-recurring pre-tax gain of $754 million on the sale of its Therakos® business; and
•In the fourth quarter of 2025, strong performance of Acthar Gel and the inclusion of XIAFLEX net sales were more than offset by $185.8 million of incremental non-cash expenses related to fair value adjustments of inventory and intangible assets, the absence of a tax expense associated with the Therakos sale recognized in the prior year period, the inclusion of Endo operating costs following the business combination, and $11.8 million of integration-related costs.

Adjusted EBITDA from continuing operations is expected to be between $210.0 million and $220.0 million, primarily driven by growth in Acthar Gel and the inclusion of XIAFLEX net sales, together with the realization of initial merger-related synergies.
Merger Synergies Update
Keenova realized $13 million in pre-tax merger synergies in the fourth quarter of 2025. The Company expects to realize pre-tax merger synergies of approximately $100 million in 2026 as it remains on track to achieve $150 million of annual pre-tax, run-rate synergies by the merger’s three-year anniversary.
XIAFLEX Pipeline Update
•Hammer Toe: Proof-of-concept study enrollment was completed ahead of schedule in November 2025. Topline data demonstrated a favorable safety profile and met secondary and exploratory efficacy endpoints, enabling progression of the program into a registrational Phase 3 study. An FDA end-of-Phase 2 meeting is planned for the second quarter of 2026, with the start of the Phase 3 study expected in the fourth quarter of 2026.
•Plantar Fibromatosis: Patient enrollment for the Phase 3 study was completed on March 5, 2026. Topline results are expected in the third quarter of 2026; regulatory submission is targeted for the fourth quarter of 2026.
Capital Allocation Priorities
Keenova’s capital allocation priorities for 2026 include investing in organic growth to support commercial execution for Acthar Gel and XIAFLEX and fund targeted R&D to enhance the durability of the Company’s portfolio.
Additionally, the Company is exploring opportunities to enhance its portfolio. This includes bolt-on acquisitions that leverage Keenova’s existing capabilities to add to growth, as well as opportunistic divestitures, including a potential sale of the PERCOCET® business.
2026 Financial Guidance
For the full-year fiscal 2026, Keenova expects to deliver:
•Acthar Gel net sales growth rate in the mid-teens.
•XIAFLEX net sales growth rate in the mid- to high-single digits.4
•Net sales of $1.94 billion to $2.00 billion.
•Adjusted EBITDA of $730 million to $760 million.
The above Adjusted EBITDA guidance incorporates anticipated merger synergies to be realized in 2026. The guidance for net sales and Adjusted EBITDA does not take into account any potential acquisition or divestiture activity, including the
4 Compared to aggregate XIAFLEX net sales for fiscal year 2025, which is calculated based on Endo’s XIAFLEX net sales of $299.7 million for the pre-merger portion of fiscal year 2025 and Keenova’s XIAFLEX net sales of $246.6 million for the post-merger portion of fiscal year 2025, for a total of $546.3 million.

sale of the PERCOCET business, which is expected to generate approximately $65 million in net sales and approximately $64 million in Adjusted EBITDA in full-year 2026.
The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.
Please see "Non-GAAP Financial Measures" included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the fourth quarter.
Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to be filed with the U.S. Securities and Exchange Commission (“SEC”) for additional information.
Conference Call and Webcast
Keenova will hold a conference call for investors today, March 31, 2026, at 8:00 a.m. Eastern Time to discuss its fourth quarter and full-year 2025 financial and operational results and outlook for 2026.
The audio webcast may be accessed through the Investor Relations section of the Company’s website or through this webcast link. To access the call through a conference line, participants can register here to receive dial-in numbers and a personalized PIN to participate in the call. Participants are advised to join 10 minutes prior to the scheduled start time. A replay of the webcast will be available following the event.
About Keenova
Keenova Therapeutics is a leading U.S.-focused branded therapeutics company that strives to help patients with rare or unaddressed conditions live happier and healthier lives.
Keenova’s rare disease capabilities underpin our diversified brands portfolio, which is focused across a wide range of specialty therapeutic areas of significant unmet need. These include rheumatology, ophthalmology, nephrology, neurology, pulmonology, orthopedics, urology, and neonatal respiratory critical care.
Headquartered in Dublin, Ireland, Keenova benefits from a strong U.S. manufacturing footprint with facilities in Louisiana, New Jersey, New York, Pennsylvania, and Wisconsin. To learn more, please visit www.keenova.com.
Keenova uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
Explanatory Notes and Non-GAAP Financial Measures
The unaudited financial results presented in this press release reflect Keenova’s continuing operations. Such unaudited financial results are subject to completion of the Company’s financial closing procedures. Actual results may differ materially from these unaudited financial results.

As disclosed in the Company’s Form 8-K furnished today with the SEC, the Company will file a Form 12b-25 with the SEC on April 1, 2026, which will have the effect of extending the deadline for its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) until April 15, 2026. The Company intends to file the 2025 Form 10-K on or prior to April 15, 2026. Please see the Company’s Form 8-K for additional information.

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release includes certain financial information of the Company that is not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and assessing the Company’s capital structure, and the Company believes that these measures will be used by certain investors to evaluate operating results and financial leverage, borrowing capacity and balance sheet risk. The Company believes that presenting these non-GAAP financial measures provides useful information about performance and financial leverage across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable.

Despite the importance of these measures to management in goal-setting and performance measurement, these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, metrics such as non-GAAP Adjusted EBITDA from continuing operations and similar metrics (unlike GAAP measures and relevant components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with the Company’s and Endo’s unaudited condensed consolidated financial statements, audited financial statements, and publicly filed reports in their entirety. Reconciliations of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release. Further information regarding non-GAAP financial measures can be found on the Company’s website at www.keenova.com.
Adjusted EBITDA
Adjusted EBITDA represents net income or loss prepared in accordance with GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income tax expense; depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.
Adjusted EBITDA from Continuing Operations
Adjusted EBITDA from continuing operations represents Adjusted EBITDA (as defined above) and as adjusted for income (loss) from discontinued operations.
Forward Looking Statements
Statements in this Press Release that are not strictly historical, including statements regarding the future financial condition and operating results of the Company, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Keenova’s businesses and any other statements regarding events or developments Keenova believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “project,” “anticipate,” “approximately,” “estimate,” “predict,” “potential,” “continue,” “may,” “could,” “should,” “will” or the negative of these terms or similar expressions.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the risk that the completion and filing of the Company’s 2025 Form 10-K will take longer than expected and any related consequences thereof, including triggering an event of default with respect to the Company’s credit agreement for its revolving credit facility and term loan facility and the indenture related to certain senior secured notes, which could result in substantially all of the indebtedness under such agreements becoming immediately due and payable if the Company does not file within the grace periods defined in such agreements; the expected benefits and synergies of the merger with Endo may not be fully realized in a timely manner, or at all; the Company’s increased indebtedness as a result of the merger with Endo and significant transaction costs related to the merger with Endo; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the spin-off of Par Health may not be fully realized in a timely manner, or at all; loss of the benefits of services provided by Par Health or certain of its subsidiaries; risks associated with being a smaller, less diversified company as a result of the spin-off of Par Health; unanticipated costs, litigation and/or regulatory inquiries and investigations, including as a result of the merger with Endo or the spin-off of Par Health; potential changes in the estimated fair value of the net assets acquired in the merger with Endo; potential changes in the Company’s business strategy and performance; exposure to global economic conditions and market uncertainty; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to the Company or its officers; the Company’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; matters related to Acthar® Gel (repository corticotropin injection), including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with the Company’s suppliers, customers, employees and other third parties; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of the Company’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by the Company’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; the Company’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel SelfJect, the INOmax® Evolve DS delivery system, and XIAFLEX® (collagenase clostridium histolyticum); the Company’s ability to successfully pursue additional indications for XIAFLEX, including the timing and outcome of clinical results and regulatory submissions; the Company’s ability to successfully identify or discover additional products or product candidates; the Company’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; the Company’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of qualified personnel in key fields; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; the Company’s reliance on certain individual products that are material to its financial performance; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; new or increased tariffs and evolving trade relations and changes in trade and taxation policy; the Company’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; the Company’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing the Company’s indebtedness and settlement obligation on the Company’s operations, future financings and use of proceeds; the Company’s variable rate indebtedness; the Company’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the comparability of the Company’s financial results to historical financial statements in light of its emergence from Chapter 11 bankruptcy proceedings in 2023, the divestiture of the Therakos business, the merger with Endo and spin-off of Par Health.
The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, its Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2025, its Quarterly Report for the quarterly period ended June 27, 2025, its Quarterly Report for the quarterly period ended September 26, 2025, its Registration Statement on Form S-4, as amended, filed with the SEC, and other filings with the SEC, all of which are on file with the SEC and available from the SEC’s website (www.sec.gov) and the Company’s website (www.keenova.com), identify and describe in more detail the risks and uncertainties to which the Company’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.
No Offer of Securities
The Company’s potential NYSE listing in the second half of 2026 is subject to approval by Keenova’s Board of Directors and other considerations and conditions. The Company expects to conduct a public offering of Keenova’s ordinary shares to facilitate the listing at that time, and no assurance can be given as to whether or when such transaction will occur or its impact.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such offering would be made pursuant to a registration statement to be filed with the SEC. The price and number of the ordinary shares to be sold in any such offering have not yet been determined. The timing of any such offering would be subject to market and other conditions and the completion of the SEC’s review process. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

CONTACTS
Investors:
investor.relations@keenova.com
Media:
media.relations@keenova.com
or
Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

KEENOVA THERAPEUTICS PLC
SELECT PRODUCT LINE NET SALES
(unaudited, dollars in millions)
			Change
	4Q25	4Q24	$	%
Acthar Gel	$205.6	$138.9	$66.7	48%
Xiaflex	156.5	—	156.5	—%
INOmax	61.5	60.8	0.7	1%
Therakos	—	48.6	(48.6)	NM
Amitiza	14.4	9.5	4.9	52%
Other Products	81.2	7.9	73.3	NM
License Revenues	23.9	—	23.9	—%
Total	$543.0	$265.7	$277.3	104%
________
NM indicates that the percentage change is not meaningful or is greater than 100%.

KEENOVA THERAPEUTICS PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Estimated 4Q25	4Q24
Net (loss) income	$(173.4)	$612.8
Net loss (income) from discontinued operations	63.4	(46.4)
(Loss) income from continuing operations before taxes(1)	(110.0)	566.4
Adjustments:
Interest expense, net	48.9	45.1
Income tax expense	0.3	116.4
Depreciation	5.2	2.1
Amortization	56.5	10.7
Combination, integration, and other related expenses	11.8	—
Liabilities management and separation costs	(1.0)	11.7
Loss on debt extinguishment, net	0.1	19.8
Gain on divestiture	—	(754.4)
Fresh-start inventory-related expense	54.5	39.7
Business combination inventory-related expenses	125.3	—
Share-based compensation	9.9	3.3
Change in fair value of contingent consideration	11.3	(0.4)
Change in derivative asset and liabilities fair value	0.8	(13.4)
Unrealized (gain) loss on equity investment	(0.9)	18.8
Other	2.3	2.0
Adjusted EBITDA from continuing operations(1)	$215.0	$67.9
________
(1) Loss from continuing operations before taxes reflects the midpoint of the estimated range of $105 million to $115 million.
Adjusted EBITDA from continuing operations reflects the midpoint of the estimated range of $210 million to $220 million.